Washington, D.C. 20549




                            FORM 8-K




                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):
                          June 15, 1995




                    BAKER HUGHES INCORPORATED
       (Exact name of registrant as specified in charter)




          Delaware                 1-9397         76-0207995
(State or other jurisdiction    (Commission      (IRS Employer
      of incorporation)          File Number)   Identification No.)




     3900 Essex Lane, Houston, Texas                     77027
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code: (713) 439-8600




                         Not Applicable
  (Former name of former address, if changed since last report)

     Item 5.  Other Events.

     On June 15, 1995, Baker Hughes Incorporated ("BHI") repurchased 4,000,000 shares of its Convertible Preferred stock with a face value of $200 million, previously issued to Sonat Inc. in connection with the acquisition of Teleco Oilfield Services, Inc. by BHI from Sonat Inc. for a purchase price of $167 million in cash funded from cash on hand and additional borrowings. The estimated fair market value of the 4,000,000 shares of Convertible Preferred Stock was $149.4 million at the date of acquisition (April 1992). The repurchase price in excess of this amount($17.6 million), will be deducted from net income in arriving at net income per share of common stock in the quarter ending June 30, 1995. The $17.6 million excess equates to $.12 per share of common stock.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BAKER HUGHES INCORPORATED




Date:  June 21, 1995          By:  /s/ Lawrence O'Donnell, III
                                   ----------------------------
                                   Lawrence O'Donnell, III
                                   Vice President, General Counsel
                                   and Corporate Secretary